D
PC

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED **Articles of Amendment** FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

043402789

(1) Exact name of corporation: Mass Megawatts Windpower, Inc.

(2) Registered office address: 523 Southbridge Street, Worcester,MA 01610
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): Three
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: October 20,2022
(month, day, year)

(5) Approved by:

(check appropriate box)

☐ the incorporators.

☐ the board of directors without shareholder approval and shareholder approval was not required.

☑ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article Three was amended to increase Authorized Shares of Common Stock from 158,000,000 shares of Common Stock to 160,000,000 shares of Common Stock. As required under Massachusetts law, shareholders owning more than fifty percent of the total issued and outstanding shares voted in favor of increasing the authorized shares.

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P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	158,000,000			

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	160,000,000			

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: October 20,2022

***G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.*

Signed by: Jonathan Ricker _______________________________,
(signature of authorized individual)

- ☑ Chairman of the board of directors,
- ☐ President,
- ☐ Other officer,
- ☐ Court-appointed fiduciary,

on this 20th day of October, 2022.

SECRETARY OF THE COMMONWEALTH

2022 OCT 20 PM 4:00

CORPORATIONS DIVISION

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $2,000 having been paid, said articles are deemed to have been filed with me this 20 day of October, 2022, at ______ a.m./p.m.
time

Effective date: ______________________
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

MO '3700

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

Name approval

C

M

TO BE FILLED IN BY CORPORATION
Contact Information:

Mass Megawatts Windpower, Inc.

523 Southbridge Street

Worcester, MA 01610

Telephone: (508) 942-3531

Email: info@massmegawatts.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

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